Exhibit 99.01

Glu Mobile Reports Second Quarter 2007 Financial Results

Revenues of $16.4 Million represent a 43 Percent Increase over Second Quarter 2006;
Company records GAAP EPS of $(0.03); non-GAAP EPS of $0.02

SAN MATEO, Calif. – August 1, 2007 – Glu Mobile Inc. (NASDAQ: GLUU) today announced financial results for the second quarter ended June 30, 2007.

Glu reported second quarter consolidated revenue of $16.4 million, an increase of 43 percent from the second quarter of 2006. The GAAP net loss in the second quarter of 2007 was $(898,000), or $(0.03) per basic share, compared to a GAAP net loss of $(2.7) million, or $(0.55) per basic share in the second quarter of 2006.

Second quarter 2007 non-GAAP net income was $730,000, or $0.02 per diluted share, which excludes amortization of intangible assets of $620,000 and stock-based compensation charges of $1.0 million, compared to a non-GAAP net loss of $(1.7) million, or $(0.35) per basic share in the second quarter of 2006.

A reconciliation of the non-GAAP net income and EPS to net loss and EPS on a GAAP basis is provided in the GAAP to non-GAAP reconciliations following the Consolidated Balance Sheets.

Glu’s top ten titles represented approximately 53 percent of revenue in the second quarter of 2007, which was down from 62 percent of revenue in the second quarter a year ago. The average revenue per top ten title was $873,000, an increase of 23 percent compared to $710,000 in the second quarter of last year. New titles released in the second quarter of 2007 included TRANSFORMERS™, World Series of Poker® Pro Challenge and My Hangman™.

“Glu continued to execute against our strategy in the second quarter, which was highlighted by our first non-GAAP profit, overall solid financial results, a strong list of new titles and our continued expansion in all our global markets,” said Greg Ballard, Glu’s chief executive officer. “We are especially pleased by our continued momentum with world class licensing partners as evidenced by our recent announcements with PopCap and Konami and the early success of TRANSFORMERS, a Hasbro license. During our IPO, we detailed our plan to drive Glu’s success in the mobile games market through a combination of great games, world class licensing partners, global distribution and advanced technology, and we are proud to have executed successfully against this plan once again.”

Revenue for the six month period ended June 30, 2007 was $32.1 million, or 64 percent more than the comparable 2006 period. Including the pro forma effects for iFone which was acquired on March 29, 2006 as if it had been acquired at the beginning of fiscal 2006, the Company’s revenue grew 46 percent for the six month period ended June 30, 2007 as compared to the same period in 2006. The GAAP net loss for the six months ended June 30, 2007 was $(1.7) million, or $(0.09) per basic share as compared to the GAAP net loss of $(6.2) million, or $(1.30) per basic share, for the six months ended June 30, 2006.

The non-GAAP net income for the six months ended June 30, 2007 was $152,000, or $0.01 per diluted share which excludes amortization of intangible assets of $1.2 million, stock-based compensation charges of $1.6 million, gain on sale of assets of $1.0 million and $3.1 million relating to the non-cash deemed dividend, as compared to the non-GAAP net loss for the six months ended June 30, 2006 of $(3.2) million, or $(0.67) per basic share which excludes in process research and development of $1.5 million, amortization of intangible assets of $1.0 million and stock-based compensation charges of $523,000.

Rocky Pimentel, chief financial officer, said, “We delivered another solid performance and demonstrated the inherent operating leverage in our model that drove our first quarter of non-GAAP profitability. We believe we are at the forefront of a large opportunity in the mobile gaming market, and with our balance sheet significantly bolstered by the proceeds from our IPO, we are well-positioned to drive forward with our long term growth strategy to build the world’s leading mobile games company.”

Business Outlook

The following forward-looking statements reflect expectations as of August 1, 2007. Results may be materially different and are affected by many factors, such as: consumer demand for mobile entertainment; carriers’ and distributors’ marketing to consumers; carriers’ maintaining their networks and provisioning systems to enable consumer purchases; development delays on Glu’s products; competition in the industry; changes in foreign exchange rates; Glu’s effective tax rate and other factors detailed in this release and in Glu’s SEC filings.

Third Quarter Expectations – Ending September 30, 2007:

•	GAAP revenue is expected to be between $16.7 million and $17.2 million

•	Gross margin excluding amortization is expected to be between 70.5 percent and 72 percent

•	Operating expense guidance excluding stock based compensation and amortization of intangibles is expected to be between $12.2 million and $12.4 million

•	Income tax expense is expected to be between $250,000 and $300,000

•	GAAP net loss is expected to be between $(900,000) and $(1.3) million, or $(0.03) and $(0.04) per basic share; weighted average common shares outstanding for the third quarter of 2007 are expected to be approximately 29.2 million basic and 31.2 million diluted

•	Non-GAAP net income is expected to be between $500,000 and $900,000, or $0.02 and $0.03 per diluted share, which excludes $550,000 for amortization of intangibles and approximately $1.2 million of anticipated stock-based compensation

Full Year Expectations – Year Ending December 31, 2007:

•	GAAP revenue is expected to be between $68.0 million and $69.5 million

•	GAAP net loss, excluding $3.1 million for non-cash, non-recurring deemed dividend, is expected to be between $(2.9) million and $(3.5) million, or between $(0.12) and $(0.15) per basic share; weighted average common shares outstanding for the year-ended December 31, 2007 are expected to be approximately 24.0 million basic and 29.0 million diluted

•	Non-GAAP net income is expected to be between $2.2 million and $2.8 million, or between $0.08 and $0.10 per diluted share, which excludes $2.3 million for amortization of intangibles, approximately $4.4 million of anticipated stock-based compensation, $1.0 million for gain on sale of assets and $3.1 million for non-cash, non-recurring deemed dividend

Quarterly Conference Call

Glu will discuss its quarterly results via teleconference at 4:30 p.m. (ET) today, August 1, 2007. To access the call, please dial (800) 659-1942, or outside the U.S. (617) 614-2710, at least five minutes prior to the start time. A passcode 89278624 is required. An audio webcast and replay of the call will also be available at www.glu.com/corp/pages/investors.aspx. You may access a replay of today’s call from 6:30 p.m. (ET) on August 1, 2007 until midnight (ET) August 15, 2007 by dialing (888) 286-8010, or (617) 801-6888, with the replay passcode 79912876.

Use of Non-GAAP Financial Measures

To supplement Glu’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Glu uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Glu’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Glu include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss) and historical and estimated non-GAAP basic and diluted earnings (loss) per share. These non-GAAP financial measures exclude the following items from Glu’s statement of operations:

•	Acquired in-process technology

•	Amortization of intangibles

•	Stock-based compensation

•	Gain on sale of assets

Glu may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Glu believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Glu’s performance by excluding certain items that may not be indicative of Glu’s core business, operating results or future outlook. Glu’s management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Glu’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Glu’s performance to prior periods. Non-GAAP financial measures should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP.

Cautions Regarding Forward Looking Statements

This news release contains forward-looking statements, including those regarding Glu’s “Business Outlook” (“Third Quarter Expectations – Ending September 30, 2007” and “Full Year Expectations – Year Ending December 31, 2007”); Glu’s belief that its success in the mobile games market will be driven through a combination of great games, world class licensing partners, global distribution and advanced technology; Glu’s belief that it is at the forefront of a large opportunity in the mobile gaming market; and Glu’s belief that with its balance sheet significantly bolstered by the proceeds from its IPO, it is well-positioned to drive forward with its long term growth strategy to build the world’s leading mobile games company. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risks identified under “Business Outlook”; the risk that growth of next generation handsets and advanced networks is lower than anticipated; the risk that the company’s recently and newly launched games are less popular than anticipated; the risk that our newly released games of a quality less than desired by reviewers and consumers; the risk that mobile game market is smaller than anticipated; the risk that the company’s growth will be lower than anticipated; and other risks detailed under the caption “Risk Factors” in the Form 10-Q filed with the Securities and Exchange Commission under Rule 424(b)(4) on May 14, 2007. Glu is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Glu Mobile

Glu (NASDAQ: GLUU) is a leading global publisher of mobile games. Its portfolio of top-rated games includes original titles Super K.O. Boxing!, Stranded and Brain Genius, and titles based on major brands from partners including Atari, Activision, Konami, Harrah’s, Hasbro, Warner Bros., Microsoft, PlayFirst, PopCap Games, SEGA and Sony. Founded in 2001, Glu is based San Mateo, California and has offices in London, France, Germany, Spain, Italy, Hong Kong, Beijing and Sao Paulo. Consumers can find high-quality, fresh entertainment created exclusively for their mobile phones wherever they see the ‘g’ character logo or at www.glu.com.

GLU MOBILE, GLU, SUPER K.O. BOXING!, STRANDED, BRAIN GENIUS, MY HANGMAN and the ‘g’ character logo are trademarks of Glu Mobile. All other trademarks are the property of their respective owners.

Glu Mobile Inc.
Consolidated Balance Sheets
(in thousands)
	June 30,	December 31,
	2007	2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,309	$3,823
Short-term investments	61,900	8,750
Accounts receivable, net	15,404	14,448
Prepaid royalties	5,589	3,501
Prepaid expenses and other current assets	1,310	853

Total current assets	97,512	31,375
Property and equipment, net	3,897	3,480
Prepaid royalties	2,719	1,417
Other long-term assets	1,080	1,826
Intangible assets, net	3,737	4,974
Goodwill	39,362	38,727

Total assets	$148,307	$81,799

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$5,298	$5,394
Accrued liabilities	205	1,048
Accrued compensation	2,081	2,013
Accrued royalties	9,345	7,030
Accrued restructuring	—	36
Deferred revenues	220	178
Current portion of long-term debt	—	4,339

Total current liabilities	17,149	20,038
Other long-term liabilities	2,637	1,343
Long-term debt, less current portion	—	7,245
Preferred stock warrant liability	—	1,995

Total liabilities	19,786	30,621

Redeemable convertible preferred stock	—	76,363
Stockholders’ equity/(deficit):
Common stock	3	1
Additional paid-in capital	177,711	19,894
Deferred stock-based compensation	(231)	(388)
Accumulated other comprehensive income	1,807	1,285
Accumulated deficit	(50,769)	(45,977)

Total stockholders’ equity/(deficit)	128,521	(25,185)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity/(deficit)	$148,307	$81,799

Glu Mobile Inc.
Consolidated Statements of Operations
(in thousands, except per share data)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(unaudited)		(unaudited)
Revenues	$16,377	$11,443	$32,076	$19,516
Cost of revenues:
Royalties	4,388	3,465	8,681	6,003
Impairment of prepaid royalties and guarantees	—	198	—	258
Amortization of intangible assets	553	553	1,106	671

Total cost of revenues	4,941	4,216	9,787	6,932

Gross profit	11,436	7,227	22,289	12,584

Operating expenses:
Research and development	5,577	3,884	10,290	7,073
Sales and marketing	3,131	3,126	6,206	5,328
General and administrative	4,263	2,655	8,273	4,507
Amortization of intangible assets	67	154	133	308
Acquired in-process research and development	—	—	—	1,500
Gain on sale of assets	—	—	(1,040)	—

Total operating expenses	13,038	9,819	23,862	18,716

Loss from operations	(1,602)	(2,592)	(1,573)	(6,132)
Interest and other income/(expense), net:
Interest income	959	152	1,125	347
Interest expense	(10)	(271)	(856)	(273)
Other income/(expense), net	68	169	227	128

Interest and other income/(expense), net	1,017	50	496	202

Loss before income taxes	(585)	(2,542)	(1,077)	(5,930)
Income tax provision	(313)	(139)	(585)	(245)

Net loss	(898)	(2,681)	(1,662)	(6,175)
Accretion to preferred stock	—	(19)	(17)	(38)
Deemed dividend	—	—	(3,130)	—

Net loss attributable to common stockholders	$(898)	$(2,700)	$(4,809)	$(6,213)

Net loss per share attributable to common stockholders – basic and diluted:
Net loss	$(0.03)	$(0.55)	$(0.09)	$(1.30)
Accretion to preferred stock	—	—	—	(0.01)
Deemed dividend	—	—	(0.18)	—

Net loss per share attributable to common stockholders – basic and diluted	$(0.03)	$(0.55)	$(0.27)	$(1.31)

Weighted average common shares outstanding – basic and diluted	28,725	4,881	17,703	4,739

Stock-based compensation included in:
Research and development	$259	$18	$354	$52
Sales and marketing	178	30	274	57
General and administrative	571	208	987	414

Total stock-based compensation	$1,008	$256	$1,615	$523

In the financial tables below, Glu has provided a reconciliation of the most comparable GAAP financial measure to each of the historical non-GAAP financial measures used in this press release.

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Three Months Ended
	June 30, 2007
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	553	(553)		—

Total cost of revenues	4,941	(553)		4,388

Gross profit	11,436	553		11,989

Research and development	5,577	(259)	a	5,318
Sales and marketing	3,131	(178)	a	2,953
General and administrative	4,263	(571)	a	3,692
Amortization of intangible assets	67	(67)		—

Total operating expenses	13,038	(1,075)		11,963

Income/(loss) from operations	(1,602)	1,628		26
Net income/(loss)	(898)	1,628		730
Net income/(loss) attributable to common stockholders	$(898)	$1,628		$730

Reconciliation of operating income, net loss and net loss per share:
Income/(loss) from operations	(1,602)	1,628		26
Net income/(loss)	(898)	1,628		730
Non-GAAP net loss per share – basic	(0.03)	0.05		0.02
Non-GAAP net loss per share – diluted	(0.03)	0.05		0.02
Shares used in computing basic net loss per share	28,725			28,725
Shares used in computing diluted net loss per share	30,636			30,636

a – Excluded amount represents stock-based compensation expense

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Three Months Ended
	June 30, 2006
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	553	(553)		—

Total cost of revenues	4,216	(553)		3,663

Gross profit	7,227	553		7,780

Research and development	3,884	(18)	a	3,866
Sales and marketing	3,126	(30)	a	3,096
General and administrative	2,655	(208)	a	2,447
Amortization of intangible assets	154	(154)		—

Total operating expenses	9,819	(410)		9,409

Loss from operations	(2,592)	963		(1,629)
Net loss	(2,681)	963		(1,718)
Net loss attributable to common stockholders	$(2,700)	$963		$(1,737)

Reconciliation of operating income, net loss and net loss per share:
Loss from operations	(2,592)	963		(1,629)
Net loss	(2,681)	963		(1,718)
Non-GAAP net loss per share – basic and diluted	(0.55)	0.20		(0.35)
Shares used in computing basic and diluted net loss per share	4,881			4,881

a – Excluded amount represents stock-based compensation expense

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Six Months Ended
	June 30, 2007
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	1,106	(1,106)		—

Total cost of revenues	9,787	(1,106)		8,681

Gross profit	22,289	1,106		23,395

Research and development	10,290	(354)	a	9,936
Sales and marketing	6,206	(274)	a	5,932
General and administrative	8,273	(987)	a	7,286
Amortization of intangible assets	133	(133)		—
Gain on sale of assets	(1,040)	1,040		—

Total operating expenses	23,862	(708)		23,154

Income/(loss) from operations	(1,573)	1,814		241
Net income/(loss)	(1,662)	1,814		152
Net loss attributable to common stockholders	$(4,809)	$1,814		$(2,995)

Reconciliation of operating income, net loss and net loss per share:
Income/(loss) from operations	(1,573)	1,814		241
Net income/(loss)	(1,662)	1,814		152
Non-GAAP net loss per share, excluding deemed dividend – basic	(0.09)	0.10		0.01
Non-GAAP net loss per share, excluding deemed dividend – diluted	(0.09)	0.10		0.01
Shares used in computing basic net loss per share	17,703			17,703
Shares used in computing diluted net loss per share	26,896			26,896

a – Excluded amount represents stock-based compensation expense

Glu Mobile Inc.
GAAP to Non-GAAP Reconciliation
(in thousands, except per share data)
	Six Months Ended
	June 30, 2006
	(unaudited)
	GAAP	Adjustments		Non-GAAP

Amortization of intangible assets	671	(671)		—

Total cost of revenues	6,932	(671)		6,261

Gross profit	12,584	671		13,255

Research and development	7,073	(52)	a	7,021
Sales and marketing	5,328	(57)	a	5,271
General and administrative	4,507	(414)	a	4,093
Amortization of intangible assets	308	(308)		—
Acquired in-process research and development	1,500	(1,500)		—

Total operating expenses	18,716	(2,331)		16,385

Loss from operations	(6,132)	3,002		(3,130)
Net loss	(6,175)	3,002		(3,173)
Net loss attributable to common stockholders	$(6,213)	$3,002		$(3,211)

Reconciliation of operating income, net loss and net loss per share:
Loss from operations	(6,132)	3,002		(3,130)
Net loss	(6,175)	3,002		(3,173)
Non-GAAP net loss per share – basic and diluted	(1.30)	0.63		(0.67)
Shares used in computing basic and diluted net loss per share	4,739			4,739

a – Excluded amount represents stock-based compensation expense

In addition to the reasons stated above, which are generally applicable to each of the items Glu excludes from its non-GAAP financial measures, Glu believes it is appropriate to exclude certain items for the following reasons:

Acquired in-process technology. Glu recorded charges for acquired in-process research and development, included in its GAAP presentation of operating expense, in connection with the acquisition of iFone. These amounts were expensed on the acquisition date as the acquired technology had not yet reached technological feasibility and had no future alternative uses. There can be no assurance that acquisition of business, products or technologies in the future will not result in substantial charges for acquired IPR&D. Accordingly, acquired IPR&D are non-recurring and generally unpredictable. Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes acquired IPR&D.

Amortization of Intangibles. When analyzing the operating performance of an acquired entity, Glu’s management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Because the purchase price for an acquisition necessarily reflects the accounting value assigned to intangible assets (including acquired in-process technology and goodwill), when analyzing the operating performance of an acquisition in subsequent periods, Glu’s management excludes the GAAP impact of acquired intangible assets to its financial results. Glu believes that such an approach is useful in understanding the long-term return provided by an acquisition and that investors benefit from a supplemental non-GAAP financial measure that excludes the accounting expense associated with acquired intangible assets.

In addition, in accordance with GAAP, Glu generally recognizes expenses for internally-developed intangible assets as they are incurred until technological feasibility is reached, notwithstanding the potential future benefit such assets may provide. Unlike internally-developed intangible assets, however, and also in accordance with GAAP, Glu generally capitalizes the cost of acquired intangible assets and recognizes that cost as an expense over the useful lives of the assets acquired (other than goodwill, which is not amortized, and acquired in-process technology, which is expensed immediately, as required under GAAP). As a result of their GAAP treatment, there is an inherent lack of comparability between the financial performance of internally-developed intangible assets and acquired intangible assets. Accordingly, Glu believes it is useful to provide, as a supplement to its GAAP operating results, a non-GAAP financial measure that excludes the amortization of acquired intangibles.

Stock-Based Compensation. Glu adopted SFAS 123(R), “Share-Based Payment” beginning in its fiscal year 2006. When evaluating the performance of its consolidated results Glu does not consider stock-based compensation charges. Likewise, Glu’s management team excludes stock-based compensation expense from its short and long-term operating plans. In contrast, Glu’s management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Glu places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

Glu believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business. In addition, given Glu’s adoption of SFAS 123(R), “Share-Based Payment” beginning with its fiscal year ending December 31, 2006, Glu believes that a non-GAAP financial measure that excludes stock-based compensation will facilitate the comparison of its year-over-year results.

Media Contact:
Glu Mobile
Nicole Kennedy
650-532-2488
nicole.kennedy@glu.com

Investor Contact:
The Blueshirt Group
Todd Friedman or Stacie Bosinoff
415-217-7722
todd@blueshirtgroup.com
stacie@blueshirtgroup.com